                                                                  EXHIBIT 11.1

                      PETsMART, Inc. and Subsidiaries
                     Statement of Computation of Common
                      and Common Equivalent Shares and
                             Earnings per Share

                    (in thousands, except per share data)

                                                          For the 13  Weeks Ended      For the 26  Weeks Ended
                                                           July 28,     July 30,        July 28,     July 30,
                                                             1996         1995            1996         1995
                                                          ----------  -----------      ----------  -----------
PRIMARY (1)
- -----------
Weighted average common shares outstanding                  104,211      101,068         103,666      100,893

Incremental common equivalents from options and warrants      5,235            -           5,033
                                                           --------     --------        --------     --------
Weighted average shares outstanding                         109,447      101,068         108,699      100,893
                                                           --------     --------        --------     --------
                                                           --------     --------        --------     --------

Net income (loss)                                          $  2,898     $(17,227)       $  3,823     $(19,997)

Accretion of redeemable convertible preferred stock               -         (498)              -         (996)
                                                           --------     --------        --------     --------
Net income (loss) applicable to holders of common stock       2,898      (17,725)       $  3,823     $(20,993)
                                                           --------     --------        --------     --------
                                                           --------     --------        --------     --------
Net income (loss) per share applicable to holders of
 common stock                                                 $0.03       $(0.18)          $0.04       $(0.20)
                                                           --------     --------        --------     --------
                                                           --------     --------        --------     --------


_____________
(1) Primary and Fully Diluted earnings are the same for all periods presented.